SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

November 4, 2004

THE EXPLORATION COMPANY OF DELAWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

500 North Loop 1604 East, Suite 250
San Antonio, Texas	78232
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02: Results of Operations and Financial Condition

The Company issues a press release on November 8, 2004, attached as Exhibit 99.1, reporting earnings for the three- and nine-month periods ended September 30, 2004.

The press release contained a discussion of Ebitdax, defined as earnings before income taxes, interest, depreciation, depletion, amortization, impairment, abandonment and exploration expense, and Ebitda, defined as Ebitdax less exploration expense. Ebitdax and Ebitda are "non-GAAP financial measures" as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. The Company discussed Ebitdax and Ebitda for the quarter and nine-month periods ended September 30, 2004 and 2003. The required disclosures were posted to the Company's Web site, www.txco.com, which was referenced in the press release, with reconciliation to both "Net Income" and "Net Cash Provided by Operating Activities."

Item 7.01: Regulation FD Disclosure

The Company issues a press release on November 4, 2004, attached as Exhibit 99.2, which updates on operations in the Maverick Basin.

Item 9.01: Financial Statements and Exhibits

Exhibit Number	Description

99.1	Press Release dated November 8, 2004, entitled "The Exploration Company Reports Earnings; Cash Flows, Revenues, Assets Set Records"

99.2	Press Release dated November 4, 2004, entitled "The Exploration Company Maverick Basin Operations; Production Up 5.4% in Third Quarter From Prior-Year Period"

The information contained in this report under Item 8.01, including the exhibit, is intended to be furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 9, 2004

THE EXPLORATION COMPANY OF DELAWARE, INC.

/s/ P. Mark Stark

P. Mark Stark
Chief Financial Officer
(Principal Accounting and Financial Officer)